Paulson Capital Corp. Announces 2007 First Quarter Results

Company Reports Net Income of $0.45 Earnings per Share; Management to Host Teleconference Tomorrow Afternoon Beginning at 4:15 PM ET

PORTLAND, OR -- 05/14/2007 -- Paulson Capital Corp. (NASDAQ: PLCC), parent company to Paulson Investment Company, Inc., today announced its financial results for the three months ended March 31, 2007.

Financial Highlights for Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006:

--  Total revenues climbed to $9.7 million compared to total revenues of
    ($958,000).
--  Sales commissions and salaries remained relatively unchanged at $4.0 million.
--  Corporate finance revenues increased 1779% to $996,000 from $53,000.
--  Investment income rose to $3.2 million compared to investment losses of $5.2 million.
--  Trading income increased 3662% to $1.3 million from $36,000.
--  Income before taxes was $4.5 million compared to a loss before taxes of $5.7 million.
--  Net income totaled $2.8 million, or $0.45 earnings per basic and diluted share, compared to a net loss of $3.5 million, or $0.57 loss per basic and diluted share.
As of March 31, 2007, the Company had $12.4 million in cash and receivables and $37.3 million in total shareholders' equity. The value of the Company's trading securities, investment securities and underwriter warrants was $29.7 million. During the 2007 first quarter period, the Company repurchased a total of 37,500 shares of its common stock under the stock repurchase program approved by the Board in September 2001.

Chester L.F. Paulson, founder and Chairman of Paulson, stated, "Our strong first quarter results are primarily a reflection of the favorable market conditions that have helped to restore and enhance value in our proprietary investment and trading accounts. In addition, with the completion of our initial public offering for Converted Organics, we saw a sizable gain in our corporate finance revenues. Overall, we're very proud of our performance and hope that we can continue this success in coming quarters."

The Company will host a teleconference tomorrow afternoon, Tuesday, May 15, 2007, beginning at 4:15 PM Eastern Time and invites all interested parties to join management in a discussion regarding the Company's financials, corporate progress and other developments. The conference call can be accessed by dialing toll-free 1-800-867-0448. For those unable to participate at that time, a replay of the teleconference can be accessed domestically by dialing 1-800-405-2236 and enter the passcode 11090156#. The replay will be available for 30 days.

About Paulson Capital Corporation

Paulson Capital Corporation is the parent company to Paulson Investment Company, Inc. Located in Portland, Oregon, Paulson Investment Company is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chet Paulson in 1970, it has managed or underwritten more than 150 public offerings and has generated more than $1 billion for client companies.

                 Paulson Capital Corp. and Subsidiary
                     CONSOLIDATED BALANCE SHEETS

                                                   March 31,   December 31,
                                                      2007         2006
                                                  ------------ ------------
                                                  (Unaudited)
Assets
    Cash and cash equivalents                     $    151,104 $    219,341
    Receivable from clearing organization           10,667,203    7,748,968
    Notes and other receivables                      1,624,620    1,651,002
    Income taxes receivable                                  -      304,695
    Trading securities, at market value              3,627,085    2,363,824
    Investment securities, at market or estimated
     fair value                                     16,036,363   19,542,643
    Underwriter warrants, at estimated fair value   10,015,000    5,650,000
    Prepaid and deferred expenses                      493,288      711,827
    Furniture and equipment, at cost, net of
     accumulated depreciation and amortization of
     $776,723 and $747,759                             248,929      271,766
                                                  ------------ ------------
        Total Assets                              $ 42,863,592 $ 38,464,066
                                                  ============ ============

Liabilities and Shareholders' Equity
    Accounts payable and accrued liabilities      $    580,221 $    570,823
    Payable to clearing organization                   155,590            -
    Compensation, employee benefits and payroll
     taxes                                           1,153,942      954,981
    Securities sold, not yet purchased, at market
     value                                               5,277       17,244
    Income taxes payable - current                      78,151            -
    Income taxes payable - long-term                   190,000            -
    Deferred revenue                                   450,000      475,000
    Deferred income taxes                            2,906,248    1,670,000
                                                  ------------ ------------
        Total Liabilities                            5,519,429    3,688,048

Commitments and Contingencies                                -            -

Shareholders' Equity
    Preferred stock, no par value; 500,000
      shares authorized; none issued                         -            -
    Common stock, no par value; 20,000,000
      shares authorized; shares issued and
      outstanding: 6,163,511 and 6,179,011           1,989,782    1,920,293
    Retained earnings                               35,354,381   32,855,725
                                                  ------------ ------------
       Total Shareholders' Equity                   37,344,163   34,776,018

                                                  ------------ ------------
       Total Liabilities and Shareholders' Equity $ 42,863,592 $ 38,464,066
                                                  ============ ============

                 Paulson Capital Corp. and Subsidiary
                 CONSOLIDATED STATEMENT OF OPERATIONS
                             (Unaudited)

                                                For the Three Months Ended
                                                        March 31,
                                                ---------------------------
                                                    2007          2006
                                                ------------- ------------
Revenues
    Commissions                                 $   4,116,568 $  4,103,034
    Corporate finance                                 995,511       53,268
    Investment income (loss)                        3,184,344   (5,164,766)
    Trading income                                  1,340,076       35,837
    Interest and dividends                             34,173       13,168
    Other                                              25,375        1,173
                                                ------------- ------------
                                                    9,696,047     (958,286)

Expenses
    Commissions and salaries                        3,964,709    3,717,009
    Underwriting expenses                             159,955       35,000
    Rent, telephone and quotation services            313,235      296,508
    Professional fees                                 203,945      224,287
    Bad debt expense                                   47,689        1,517
    Travel and entertainment                           35,380       42,032
    Advertising and promotion expense                  48,006       36,034
    Settlement expense                                 79,717            -
    Depreciation and amortization                      28,964       21,873
    Other                                             314,048      337,452
                                                ------------- ------------
                                                    5,195,648    4,711,712
                                                ------------- ------------

Income (loss) before income taxes                   4,500,399   (5,669,998)

Income tax expense (benefit):
    Current                                           486,955    2,099,890
    Deferred                                        1,236,247   (4,243,149)
                                                ------------- ------------
                                                    1,723,202   (2,143,259)
                                                ------------- ------------

Net income (loss)                               $   2,777,197 $ (3,526,739)
                                                ============= ============

Basic net income (loss) per share               $        0.45 $      (0.57)
                                                ============= ============

Diluted net income (loss) per share             $        0.45 $      (0.57)
                                                ============= ============

Shares used in per share calculations:
  Basic                                             6,157,672    6,189,194
                                                ============= ============
  Diluted                                           6,166,906    6,189,194
                                                ============= ============
This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy
President and CEO
Daniel Conway
Chief Strategist
Elite Financial Communications Group
407-585-1080
or via email at plcc@efcg.net